UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2025 (October 31, 2025)

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Ergon Private Placement

On October 31, 2025, Verde Resources, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Ergon”), pursuant to which Ergon purchased a total of 24,943,876 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant (the “Warrant”) to purchase 24,943,876 shares of Common Stock (the “Warrant Shares”), at a combined purchase price of $0.08018 per share (the “Offering Price”), which represents a five percent (5%) discount to the volume-weighted average price of the Common Stock for the thirty (30) trading days immediately preceding the closing of the offering of the Shares and Warrant by the Company to Ergon (the “Offering”).

The Company received gross proceeds of $2 million from the Offering, excluding proceeds, if any, from the exercise of the Warrant. The Company intends to use the proceeds of the Offering for working capital and general corporate purposes.

Under the terms of the Purchase Agreement, Ergon is prohibited from selling any shares of Common Stock acquired in the Offering without the Company’s prior written consent until 180 days (the “Standstill Period”) after the closing of a firm commitment public offering of the Common Stock and concurrent uplisting to a national market exchange by the Company (the “Uplist”); provided that if the Uplist has not occurred by September 30, 2026, the prohibition on sales will terminate.  The Purchase Agreement additionally grants Ergon (i) the right to appoint a non-voting observer to the Company’s board of directors for so long as Ergon holds one third (1/3) of the shares of Common Stock acquired in the Offering and so long as the License Agreement, dated October 10, 2025, by and between Verde Renewables, Inc., the Company’s wholly-owned subsidiary, and Ergon, has not expired or been terminated in accordance with its terms, (ii) certain “piggyback” registration rights, whereby, subject to certain exceptions, following the Standstill Period, if the Company files a registration statement for the public offer and sale of its securities, Ergon has the right to have the Shares and Warrant Shares included in such registration statement for public resale, and (iii) subject to customary exemptions, a three (3) year right of participation in any issuance by the Company of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) in a Company financing transaction, whereby Ergon has the right to participate in such transaction up to its then-current percentage holdings of the outstanding Common Stock as determined by dividing the number of shares of Common Stock then held by Ergon by the number of shares of Common Stock then outstanding.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and Ergon, indemnification obligations of the Company, and other customary obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Terms of the Ergon Warrant

Duration and Exercise Price

The Warrant has an exercise price per share equal to the Offering Price. The Warrant is exercisable until the fifth anniversary of the date of its issuance, or October 31, 2030, and was issued in certificated form. The exercise price and number of Warrant Shares issuable upon exercise are subject to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock, but are not subject to price-based anti-dilution protection.

Exercisability and Beneficial Ownership Limitation

The Warrant is exercisable in whole or in part for cash, except that if, at the time Ergon exercises the Warrant, a registration statement registering the resale of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available for the issuance of such Warrant Shares, then in lieu of making the cash exercise payment, Ergon may elect to exercise the Warrant on a “cashless” basis and receive a net number of Warrant Shares determined according to a formula set forth in the Warrant.

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In addition, Ergon may not exercise any portion of the Warrant to the extent that Ergon (collectively with its affiliates or other attribution parties) would beneficially own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from Ergon to the Company, Ergon may increase the amount of such beneficial ownership limitation to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

Fundamental Transactions

In the event of any Fundamental Transaction (as defined in the Warrant) involving the Company (such as a sale or merger of the Company or sale of its assets), then upon any subsequent exercise of the Warrant, Ergon will have the right to receive as alternative consideration, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. The Warrant does not contain a “Black-Scholes” put right or similar provisions.

Transferability

Subject to applicable securities laws and conditions set forth in the Warrant, the Warrant may be transferred at the option of Ergon.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrant. Rather, the number of Warrant Shares to be issued will, at the Company’s election, either be rounded up to the next whole share or the Company will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Warrant.

The foregoing descriptions of the material terms of the Purchase Agreement and Warrant are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and Form of Warrant, a copy of each of which is filed as Exhibit 10.1 and Exhibit 4.1 to this Current Report, respectively.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Company issued the Shares and the Warrant pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) of the Securities Act and relied on this exemption from registration based in part on representations made by Ergon in the Purchase Agreement. The Company intends to issue the Warrant Shares pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Item 8.01 Other Events

On November 3, 2025, the Company issued a press release announcing the completion of the Offering. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release of Verde Resources, Inc., issued on November 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verde Resources, Inc.

	By:	/s/ Jack Wong
	Name:	Jack Wong
	Title:	Chief Executive Officer

Dated: November 4, 2025

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